Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Pentair, Inc., a Minnesota corporation, hereby constitute and appoint David D. Harrison and Louis L. Ainsworth, or either of them, his/her attorney-in-fact and agent, with full power of substitution, for the purpose of signing on his/her behalf as a director of Pentair, Inc. the Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date:   March 3, 2003

Signature		Title

/s/	William J. Cadogan	Director

William J. Cadogan

/s/	Barbara B. Grogan	Director

Barbara B. Grogan

/s/	Charles A. Haggerty	Director

Charles A. Haggerty

/s/	William H. Hernandez	Director

William H. Hernandez

/s/	Stuart Maitland	Director

Stuart Maitland

/s/	Augusto Meozzi	Director

Augusto Meozzi

/s/	William T. Monahan	Director

William T. Monahan

/s/	Karen E. Welke	Director

Karen E. Welke